Exhibit 32.1
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section
1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of Pier 1 Imports, Inc., hereby certifies that:

1.	The quarterly report of Pier 1 Imports, Inc. for the period ended May 28, 2005 fully complies with the requirements of sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the above-mentioned report fairly presents, in all material respects, the financial condition and results of operations of Pier 1 Imports, Inc. for the period covered by the report.

Date: July 5, 2005	By:	/s/ Marvin J. Girouard
Marvin J. Girouard, Chairman of the Board and Chief Executive Officer

Date: July 5, 2005	By:	/s/ Charles H. Turner
Charles H. Turner, Executive Vice President, Finance, Chief Financial Officer and Treasurer

A signed original of this written statement required by section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Pier 1 Imports, Inc. and will be retained by Pier 1 Imports, Inc. and furnished to the Securities and Exchange Commission, or its staff, upon request.